Exhibit 5.3

LEWIS AND ROCA LLP
LAWYERS

3993 Howard Hughes Parkway
Suite 600
Las Vegas, Nevada 89169

April 17, 2013

Affinity Gaming
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

Re:    Affinity Gaming - Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Affinity Gaming, a Nevada corporation (the “Company”) and Affinity Gaming Finance Corp., a Nevada corporation (“Affinity Finance” and, together with the Company, the “Issuers”) and each of the Issuers' subsidiaries listed on Schedule 1 attached hereto (the “Subsidiary Guarantors”, and together with the Issuer, the “Registrants”), in connection with the Subsidiary Guarantors' proposed guarantee under the Indenture (defined below), of exchange notes in an aggregate principal amount of $200,000,000 (the “Exchange Notes”) to be issued by the Issuers in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on or about April 17, 2013, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuers under the Exchange Notes will be guaranteed by the Subsidiary Guarantors (the guarantee by each of the Subsidiary Guarantors of the Exchange Notes, collectively, the “Guarantee”). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of May 9, 2012 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuers and the guarantors named therein, including, without limitation, the Subsidiary Guarantors. This opinion is issued at your request.
This Opinion Letter is based upon and subject to the facts and assumptions considered and relied upon in connection with the opinion letter of Lewis and Roca, LLP, to the extent applicable herein, issued to Deutsche Bank Trust Company Americas, as the Administrative Agent under the Credit Agreement (as defined therein)(unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them

Affinity Gaming
April 17, 2013

in the Credit Agreement or the Indenture, as applicable), dated May 9, 2012 (the “ Original Opinion Letter”), and the qualifications and limitations contained in this Opinion Letter. In addition to the foregoing, and the documents referenced in the Original Opinion Letter, in rendering the opinions herein, we have examined executed originals or copies of the following documents:

A.	the form of notation of Guarantee;

B.	the Registration Statement;

C.	the Indenture;

D.
a certificate, dated April 11, 2013, from certain officers of the Registrants as to certain factual matters, including, the incumbency of the managers and officers of the Registrants (the “Officer's Certificate”);

E.	the articles of incorporation or organization and bylaws or operating agreements of the Registrants, as amended to date;

F.
such communications and records of proceedings of the boards of directors, members or managers, as applicable, of the Registrants as we have deemed necessary, including those resolutions adopted relating to matters covered by this opinion; and

G.
good standing certificates from the Secretary of State of the State of Nevada, each dated April 9, 2013, with respect to the good standing of each Registrant as a corporation or a limited liability company, as applicable, incorporated or organized, as applicable, under the laws of the State of Nevada.

The documents and agreements set forth in paragraphs A through C, along with the Transaction Documents as referenced in the Original Opinion Letter, are collectively referred to herein as the “Transaction Documents.”

We have examined and relied upon such other instruments and documents and taken such other and further actions as we have deemed necessary or appropriate for the opinions expressed herein. We have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the accuracy, completeness and authenticity of all documents and records submitted to us as originals and the conformity with the originals of all documents and records submitted to us as certified, conformed or photostatic copies and (iii) the truth, accuracy and completeness of the factual matters contained in the representations and warranties set forth in the Transaction Documents. For purposes of our review of such matters set forth in Paragraphs E and F, above, and as a qualification and limitation to the opinions set forth herein, we have, with your consent, relied solely upon communications and affirmations from and on behalf of the Registrants, providing that there have been no changes, amendments or alterations to the documents referenced in such paragraphs which would negate the opinions set forth herein.

Affinity Gaming
April 17, 2013

Based on the foregoing examinations and assumptions, and subject to the qualifications and limitations contained herein, including such matters as set forth in the Original Opinion Letter, it is our opinion that as of the date hereof:

1.Each Registrant is validly existing and, based solely on the good standing certificates, in good standing under the laws of the State of Nevada.

2.Each Subsidiary Guarantor has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver the Guarantee, and to consummate the transactions and perform its respective obligations thereunder.

3.The Indenture and the Guarantee have been duly authorized by all necessary corporate or limited liability company action, as applicable, executed and delivered by each Registrant.

4.Neither the execution and delivery of the Transaction Documents to which each of the Registrants is a party, nor the performance by any Registrant of its respective obligations thereunder, results in a breach or violation of (i) the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreements, as applicable, of each Registrant; or (ii) any applicable law of the State of Nevada binding on such party.

5.No consent, waiver, approval, authorization or order of any Governmental Authority of the State of Nevada is required to be obtained by any Registrant for the execution and delivery of the Guarantee, except (i) those that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (ii) those with respect to federal or state securities (including “blue sky”) laws, as to which we express no opinion.

This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Transaction Documents and is solely for your benefit, and this opinion may not be disclosed to or relied upon by any person other than you, except that (i) this opinion may be disclosed to independent auditors, bank examiners, and regulatory and other governmental authorities having jurisdiction or regulatory authority over you requesting (or requiring) such disclosure; (ii) the opinion may be disclosed in connection with any legal action to which any of the Registrants is a party arising out of the transactions and in which a defense is asserted as to which this Opinion Letter is relevant and necessary; and (iii) the opinion may be relied upon in connection with the filing of the Registration Statement, provided that we understand that Kirkland & Ellis LLP (“K&E”) will rely upon this opinion as to matters of Nevada law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Registrants (the “K&E Opinion”), and accordingly, we hereby consent to your and K&E's reliance as to matters of Nevada law upon this opinion solely in connection with the K&E Opinion, including all assumption and limitations set forth herein and in the Original Opinion Letter.
We consent to the filing of this Opinion Letter with the Commission as an exhibit to the Registration Statement with respect to the Exchange Notes, and to the reference to our firm under the heading “Legal

Affinity Gaming
April 17, 2013

Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP